UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DUNKIN’ BRANDS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dunkin’ Brands Group, Inc.

130 Royall Street

Canton, Massachusetts 02021

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 13, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Dunkin’ Brands Group, Inc. (the “Company”), dated April 2, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 13, 2020. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to shareholders on or about April 15, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 13, 2020

To the Shareholders of Dunkin’ Brands Group, Inc.:

The health and well-being of our shareholders, employees, and directors are paramount. Due to the ongoing public health impact of the novel coronavirus (COVID-19) pandemic, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders (the “Annual Meeting”) of Dunkin’ Brands Group, Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Wednesday, May 13, 2020 at 10:00 a.m. (Eastern). In light of public health concerns regarding COVID-19, the Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder of the Company as of the close of business on March 19, 2020, the record date, or hold a legal proxy for the meeting provided by your broker, trust, bank or other nominee. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/DNKN2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote or ask questions during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. We encourage you to send your proxies in as early as possible in view of processing delays being experienced in connection with the COVID-19 pandemic.

By Order of the Board of Directors.

W. David Mann

Chief Legal Officer and Corporate Secretary

April 15, 2020

The Annual Meeting on May 13, 2020 at 10:00 a.m. EDT is available at www.virtualshareholdermeeting.com/DNKN2020. The proxy statement and our fiscal 2019 Annual Report to shareholders are available on our Investor Relations website at http://investor.dunkinbrands.com. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.